UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2015

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32750	20-8901733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 893-0550

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)The Compensation Committee and the Board of Directors (the “Board”) of Spark Networks, Inc. (the “Company”) granted on April 1, 2015 to each of Michael S. Egan and Robert W. O’Hare the following three tranches of options pursuant to the Company’s 2007 Omnibus Incentive Plan (the “Plan”):

•	Tranche 1 – 60,000 options, with an exercise price per share of $5.25 and a Trigger Price (as defined below) of $6.00.
•	Tranche 2 – 120,000 options, with an exercise price per share of $7.50 and a Trigger Price of $10.00.
•	Tranche 3 – 180,000 options, with an exercise price per share of $10.00 and a Trigger Price of $13.50.

The options are subject to the following terms:

•

Vesting – Such options vest 100% on April 1, 2015, provided that, except with respect to a Change in Control as defined in the Plan, the Company’s per share stock price must close at or above the above-referenced applicable trigger price (the “Trigger Price”) for twenty (not necessarily consecutive) business days since the grant date and prior to exercise for the options to be exercisable.  Notwithstanding the Trigger Price, the applicable exercise price per share for such exercisable options will remain as described above.  In the event of a Change in Control, such options would be immediately exercisable at the applicable exercise price per share, provided that the price per share of Company stock reflected by such Change in Control exceeds the applicable Trigger Prices for such options.

•

Termination – Such vested options would expire on the earlier to occur of the following: (i) if, in the event of termination for any reason of the grantee’s employment with the Company, then (A) thirty days following such termination of employment if the Company’s stock price has closed at or above the Trigger Price applicable to such options for twenty (not necessarily consecutive) business days since the date of grant and prior to such termination of employment, or (B) immediately upon termination, if the Company’s stock price has not closed at or above the Trigger Price applicable to such options for twenty (not necessarily consecutive) business days during such timeframe; or (ii) on (A) December 31, 2017, if a grantee’s options have not exceeded the applicable Trigger Price for such options for twenty (not necessarily consecutive) business days since the date of grant and prior to such date, or (B) if such grantee’s options have exceeded the applicable Trigger Price for such options for twenty (not necessarily consecutive) business days since the date of grant and December 31, 2017, then December 31, 2019, unless they expire earlier pursuant to clause (i) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: April 1, 2015

	By:	/s/ Michael J. McConnell
	Name:	Michael J. McConnell
	Title:	Chairman